Exhibit 99.1

PRESS RELEASE

InfoSonics Announces Reverse Stock Split

SAN DIEGO, March 8, 2018 – InfoSonics Corporation (“InfoSonics” or the “Company”) (NASDAQ: IFON) announced today that it will effect a 1-for-5 reverse stock split. The 1-for-5 reverse stock split will be effective as of the open of trading on March 9, 2018 (the “Effective Date”) and the Company’s common stock will thereafter begin trading on a split-adjusted basis.

The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 3,378,000 shares to approximately 676,000 shares. Proportional adjustments will be made to the conversion and exercise prices of the Company’s outstanding warrants and stock options and to the number of shares issued and issuable under the Company’s equity compensation plans. The number of authorized shares of the Company's common stock will be increased to 150 million shares at this time.

The reverse stock split is intended to increase the market price per share of the Company’s common stock to allow the Company to comply with the requirements of The NASDAQ Capital Market in effecting the transactions contemplated by that certain Agreement and Plan of Merger, as amended, dated as of July 25, 2017 between InfoSonics, Cooltech Holding Corp., a Nevada corporation, and InfoSonics Acquisition Sub, Inc., a Nevada corporation. The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “IFON”. The new CUSIP number for the common stock following the reverse stock split will be 456784 305.

Information for Stockholders

Upon the effectiveness of the reverse stock split, each five shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share. The Company will not issue any fractional shares in connection with the reverse stock split. Instead, fractional share interests will be rounded up to the next largest whole number. The reverse stock split will not modify the rights or preferences of the common stock.

The Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), will act as its exchange agent for the reverse stock split. Computershare will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the Effective Date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connect with the reverse stock split. Computershare can be reached at (303) 262-0786.

About InfoSonics Corporation

InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and retailers in Latin America under the verykool® brand. The Company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value. Additional information can be found on its corporate websites at www.infosonics.com and www.verykool.net.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements relating to the effectiveness of the reverse stock split, are made on the basis of the current beliefs, expectations and assumptions of the management of InfoSonics and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and InfoSonics undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although InfoSonics believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, and there is no guaranty that the minimum bid price of InfoSonics common stock will remain at or above the required level for a sufficient period of time after the reverse stock split in order for the stock to remain listed on The NASDAQ Capital Market. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of InfoSonics in general, see the risk disclosures in the Annual Report on Form 10-K of InfoSonics for the year ended December 31, 2017, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by InfoSonics, which are available at http://www.sec.gov.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

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